   As filed with the Securities and Exchange Commission on April 14, 1998

                                                        Registration No. 333-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            --------------------
                                  Form S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            --------------------
                                  CONECTIV
             (Exact name of registrant as specified in charter)

                            --------------------


         Delaware                                        51-0377417
  (State of Incorporation)                  (IRS Employer Identification No.)


                               800 King Street
                            Wilmington, DE  19899
                          Attn:  Barbara S. Graham
                               (302) 429-3448
                  (Address of principal executive offices)
                            --------------------


                    Conectiv Incentive Compensation Plan
                          (Full title of the plan)
                            --------------------


                              Barbara S. Graham
              Senior Vice President and Chief Financial Officer
                                  Conectiv
                               800 King Street
                            Wilmington, DE  19899
                               (302) 429-3448

             (Names, addresses and telephone numbers, including
                     area codes, of agents for service)
                            --------------------


                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
   Title of Each Class of        Amount to be            Proposed Maximum           Proposed Maximum      Amount of Registration
      Securities to be            Registered           Offering Pricing Per   Aggregate Offering Price            Fee
         Registered                   (1)                    Share (2)                   (2)                      (2)
----------------------------------------------------------------------------------------------------------------------------------
  Common Stock                 5,000,000 shares              $21.5625                 $107,812,500             $31,804.69
  ($.01 par value)
==================================================================================================================================

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Conectiv Incentive Compensation Plan.

2. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457; computed on the basis of the average of the reported high and low sales prices on the New York Stock Exchange Composite Transactions on April 7, 1998.



================================================================================

PART I

         The documents containing the information specified in Part I will be sent or given to each person eligible to participate in the Conectiv Incentive Compensation Plan as specified by Rule 428(b) (1) under the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission under Part I of this Registration Statement or any Prospectus filed pursuant to Rule 424 under the Securities Act.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Conectiv (the "Company") hereby undertakes to provide without charge to each person, including any beneficial owner of shares of the Company to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Prospectus by reference. Requests for such documents should be directed to Corporate Secretary, Conectiv, 800 King Street, Wilmington, DE 19899, (Tel.) 302-429-3114.

The following documents, previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated by reference:

 1. The description of the Company's Common Stock contained in the Joint Proxy Statement of Delmarva Power & Light Company ("Delmarva") and Atlantic Energy, Inc. ("Atlantic Energy") / Prospectus of Conectiv, Inc. (Incorporated by reference to the filing on Form S-4 (File No. 333-18843) dated December 26, 1996);
 2. Delmarva Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-1405); and,
 3. Combined Atlantic Energy (File No. 1-9760) and Atlantic City Electric Company ("Atlantic Electric") (File No. 1-3559) Annual Report on Form 10-K for the year ended December 31, 1997.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities.

The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Experts

The consolidated financial statements and related schedules incorporated by reference in this registration statement from Delmarva's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon such report, given on the authority of that firm as experts in accounting and auditing.

The consolidated financial statements and related schedules incorporated by reference in this registration statement from the combined Atlantic Energy and Atlantic Electric Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Peter F. Clark, General Counsel for the Company.

As of April 7, 1998, Mr. Clark, whose opinion is included herewith as Exhibit 5, held, in the form of stock and share equivalents in the Company's employee benefit plans, 2,886 shares of the Company's Common Stock and had been granted 1,635 performance shares as to which full rights will not vest, if at all, until a future date. On such date, Mr. Clark's shares, including the performance shares, had a fair market value of approximately $97,500

Item 6.  Indemnification of Directors and Officers.

The Restated Certificate and Articles of Incorporation of the Company provides that the Company shall indemnify, to the full extent that it shall have power to do so under applicable law, each director and officer against all costs and liabilities reasonably incurred by or imposed on such persons in connection with any litigation in which such director or officer may be involved by reason of being or having been a director or officer of the Company. This provision is not exclusive of other rights to which any director or officer may otherwise be entitled. Under applicable corporate law, the Company may, upon a determination that such persons have met the applicable statutory standard of conduct, indemnify directors, officers, employees and agents against expenses, judgments, fines and settlement payments reasonably incurred.

Subject to certain exceptions, the directors and all corporate officers of the Company are insured for not less than $75,000,000 because of any claim or claims made against them, including claims arising under the Securities Act, and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as such directors or officers, and the Company is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such insurance are paid by the Company.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

    ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any shares of Company Common Stock which remain unsold at the termination of this offering.

That, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington , State of Delaware, on April 13, 1998.

CONECTIV

By:      /s/ B. S. Graham
         ----------------

Name:    B. S. Graham
Title:   Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                               TITLE                                 DATE
            ---------                               -----                                 ----
 /s/ H.E. COSGROVE                       Chairman of the Board, President,            April 13, 1998
 ------------------------------          Chief Executive Officer and Director
 (H. E. Cosgrove)                        (Principal Executive Officer)

 /s/ B. S. GRAHAM                        Senior Vice President and                    April 13, 1998
 ------------------------------          Chief Financial Officer
 (B. S. Graham)                          (Principal Financial Officer)

 /s/ J. P. LAVIN                         Controller                                   April 13, 1998
 ------------------------------          (Principal Accounting Officer)
 (J. P. Lavin)


                                         Director
 ------------------------------
 (M. G. Abercrombie)

                                         Director                                     /s/ B.S. Graham
 ------------------------------                                                       ---------------
 (R. F. Balotti)                                                                      B.S. Graham
                                                                                      Attorney-in-Fact
                                                                                      April 13, 1998
                                         Director
 ------------------------------
 (R. D. Burris)

                                          Director
 ------------------------------
 (A. K. Doberstein)

                                          Director
 ------------------------------
 (M. B. Emery)

                                          Director
 ------------------------------
 (S. I. Gore)

                                          Director
 ------------------------------
 (C. Holley)

                                          Director
 ------------------------------                                                       /s/ B.S. Graham
                                                                                      ----------------
 (J. L. Jacobs)                                                                       B.S. Graham
                                                                                      Attorney-in-Fact
                                          Director                                    April 13, 1998
 ------------------------------
 (K. MacDonnell)

                                          Director
 ------------------------------
 (R. B. McGlynn)

                                          Director
 ------------------------------
 (B. J. Morgan)

                                          Director
 ------------------------------
 (W. E. Nellius)

                                          Director
 ------------------------------
 (H. Raveche)

EXHIBIT INDEX

EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT
------                    ----------------------
3(a)     ---     Restated Certificate of Incorporation of Conectiv (Incorporated by reference to the
                 Company's filing on Form 8-K dated March 6, 1998)

3(b)     ---     Certificate of Merger of Atlantic Energy, Inc. into Conectiv, Inc. filed in the State of Delaware (Incorporated by reference to the Company's filing on Form 8-K dated March 6, 1998)

3(c)     ---     Section 102(a) certificate to change name from Conectiv, Inc. to Conectiv filed in the State of Delaware (Incorporated by reference to the Company's filing on Form 8-K dated March 6, 1998)

3(d)     ---     Certificate of Merger of Atlantic Energy, Inc. into Conectiv, Inc. filed in the State of New Jersey (Incorporated by reference to the Company's filing on Form 8-K dated March 6, 1998)

3(e)     ---     Certificate of Merger of DS Sub, Inc. into Delmarva Power & Light Company filed in the State of Delaware (Incorporated by reference to the Company's filing on Form 8-K dated March 6, 1998)

3(f)     ---     By-Laws of Conectiv (Incorporated by reference to the Company's filing on Form
                 8-K dated March 6, 1998)

4        ---     Conectiv Incentive Compensation Plan (Incorporated by reference to Exhibit
                 99(e) of the filing on Form S-4 (File No. 333-18843) dated December 26, 1996)

5        ---     Opinion of Peter F. Clark, Esq., with respect to the securities being registered hereunder

23(a)    ---     Consent of Peter F. Clark, Esq. (included in Exhibit 5)

23(b)    ---     Consent of Coopers & Lybrand, L.L.P., independent accountants

23(c)    ---     Consent of Deloitte & Touche LLP, independent auditors

24       ---     Powers of Attorney